Exhibit 4.2

SONIC AUTOMOTIVE, INC.

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 23, 2009

TO THE INDENTURE

Dated as of September 23, 2009

5.0% Convertible Senior Notes due 2029

FIRST SUPPLEMENTAL INDENTURE dated as of September 23, 2009 between Sonic Automotive, Inc., a Delaware corporation, as issuer (hereinafter sometimes called the “Company”) and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as trustee (hereinafter sometimes called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the guarantors named therein and the Trustee executed and delivered an indenture, dated as of September 23, 2009 (the “Base Indenture,” and as supplemented by this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of Securities (as defined in the Base Indenture) to be issued in one or more series as provided in the Indenture; and

WHEREAS, the Company has duly authorized the issue of its 5.0% Convertible Senior Notes due 2029 (hereinafter sometimes called the “Notes”), initially in an aggregate principal amount not to exceed $172,500,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this First Supplemental Indenture; and

WHEREAS, Section 901 of the Base Indenture provides that without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to, among other things, to (a) add to the covenants of the Company for the benefit of the Holders of all or any series of Securities, (b) to add additional Events of Default for the benefit of the Holders of all or any series of Securities, (c) to establish the form or terms of any series of Securities, and (d) to cure any ambiguity, to correct or supplement any provision in the Base Indenture which may be inconsistent with any other provision in the Base Indenture, or to make any other provisions with respect to matters or questions arising under the Base Indenture; and

WHEREAS, the Company desires to (a) establish the form and terms of the Notes, (b) add covenants, Events of Default and other provisions for the benefit of the Holders of the Notes and (c) provide whether certain Articles of the Indenture will apply to the Notes; and

WHEREAS, the Form of Note, the Certificate of Authentication to be borne by each Note, the form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make this First Supplemental Indenture a valid supplement to the Base Indenture according to its terms and the terms of the Base Indenture have been done; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in the Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Terms Defined in the Base Indenture. Except as may be provided in a supplemental Indenture entered into subsequent to the date hereof (a “Future Supplemental Indenture”), or as herein otherwise expressly provided or unless the context otherwise requires, all capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed to such terms in the Base Indenture, as amended hereby; provided, however, that any term defined in the Base Indenture that is also defined in this First Supplemental Indenture shall for all purposes of this First Supplemental Indenture, and all matters relating to the Notes, have the meaning set forth in this First Supplemental Indenture.

Section 1.02 Definitions. Except as may be provided in a Future Supplemental Indenture, or as herein otherwise expressly provided or unless the context otherwise requires, with respect to the Notes and no other class of Securities issued pursuant to the Indenture, Section 101 of the Indenture shall be amended (i) if such definitions are not contained in the Base Indenture, by adding the following new definitions and (ii) if the terms set forth below are contained in the Base Indenture, by replacing the terms and their meanings set forth in the Base Indenture with those set forth below:

“Additional Interest” shall have the meaning specified in Section 502.

“Applicable Conversion Price” means the Conversion Price in effect at any given time.

“Applicable Conversion Rate” means the Conversion Rate in effect at any given time.

“Bid Solicitation Agent” shall have the meaning specified in Section 1701(b)(i).

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Cash Settlement” shall have the meaning specified in Section 1702(b).

A “Change of Control” means the occurrence after the original issuance of the Notes of any of the following:

(a) a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act, other than the Company, its Subsidiaries, a Smith Holder(s) or an employee benefit plan of the Company, a Smith Holder or a Subsidiary of the Company, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of Class A Common Stock representing more than 50% of the voting power of the Common Equity of the Company;

(b) the first day on which a majority of the members of the Company’s Board of Directors does not consist of Continuing Directors;

(c) the shareholders of the Company approve any plan or proposal for liquidation or dissolution of the Company;

(d) consummation of (A) any recapitalization, reclassification or change of the Company’s common stock (other than changes resulting from a subdivision or combination) as a result of which common stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any consolidation, merger or binding share exchange, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another Person, other than:

(i) any transaction:

(A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock; and

(B) pursuant to which holders of the Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving or successor Person immediately after giving effect to such issuance; or

(ii) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the jurisdiction of incorporation of the Company and resulting in a reclassification, conversion or exchange of outstanding shares of common stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation; or

(iii) any consolidation or merger with or into any of the Subsidiaries of the Company, so long as such merger or consolidation is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with any other Person;

(e) the occurrence of any “going private transaction” with respect to the Class A Common Stock under Rule 13e-3 of the Securities Act; or

(f) any Smith Holder(s), individually or in the aggregate, directly or beneficially own(s) greater than 50% of the outstanding Common Equity of the Company, without regard to voting power.

For the purposes of this definition, the term “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Class A Common Stock” means, subject to Section 1706, shares of Class A common stock of the Company, par value $0.01 per share, at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“close of business” means 5:00 p.m. (New York City time).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Continuing Director” means any member of the Company’s Board of Directors who (i) was a member of the Company’s Board of Directors on September 23, 2009 or (ii) was nominated for election to the Company’s Board of Directors with the approval of, or whose election to the Company’s Board of Directors was ratified by, at least a majority of the Continuing Directors who were members of the Company’s Board of Directors at the time of such nomination or election.

“Conversion” means a conversion of Notes pursuant to Article Seventeen.

“Conversion Agent” shall have the meaning specified in Section 1105(d).

“Conversion Date” shall have the meaning specified in Section 1702(e).

“Conversion Obligation” shall have the meaning specified in Section 1701(a).

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 1701(a).

“Custodian” means U.S. Bank National Association, as custodian for The Depositary Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Cash Amount” is equal to 3 1/3% of the cash amount specified by the Company in the notice regarding the chosen Settlement Method.

“Daily Conversion Value” means, for each of the thirty consecutive Trading Days during the Observation Period, 3 1/3 % of the product of (a) the Applicable Conversion Rate and (b) the Daily VWAP of the Class A Common Stock on such day.

“Daily Settlement Amount,” for each of the thirty Trading Days during the Observation Period, shall consist of (a) cash in an amount equal to the lesser of the Daily Cash Amount and the Daily Conversion Value for such Trading Day and (b) if the Daily Conversion Value on such day exceeds the Daily Cash Amount, a number of shares of Class A Common Stock (together with cash in lieu of any fractional shares) equal to (i) the difference between such Daily Conversion Value and the Daily Cash Amount, divided by (ii) the Daily WVAP on such Trading Day.

“Daily VWAP” means, for each of the thirty consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SAH.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Class A Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company); it being understood that Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Descendants” means the lineal descendants of Mr. O. Bruton Smith.

“Designated Institution” shall have the meaning specified in Section 1711(a).

“Effective Date,” in reference to a Make-Whole Fundamental Change, shall have the meaning specified in Section 1703(a).

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution in which the holders of the Class A Common Stock have the right to receive any cash, securities or other property, the first date on which the shares of the Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Family Controlled Entity” means (a) any not-for-profit corporation if at least 80% of its Board of Directors is composed of Smith Holders and/or Descendants, (b) any other corporation if at least 80% of the value of its outstanding equity is owned directly or indirectly by one or more Smith Holders, (c) any partnership if at least 80% of the value of the partnership interests are owned directly or indirectly by one or more Smith Holders, (d) any limited liability or similar company if at least 80% of the value of the company is owned directly or indirectly by one or more Smith Holders and (e) any trusts created for the benefit of any of the Persons listed in clauses (a) to (d) of this definition.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means a fiscal year of the Company ending on December 31 of each calendar year.

“Fundamental Change” means either a Change of Control or a Termination of Trading.

A Fundamental Change as a result of clauses (a) or (d) in the definition of “Change of Control” will not be deemed to have occurred, however, if 100% of the consideration received or to be received by the Company’s common stockholders, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the Fundamental Change consists of shares of common stock, depositary receipts or other certificates representing Publicly Traded Securities and as a result of this transaction or transactions the Notes become convertible into Publicly Traded Securities, excluding cash payments for fractional shares (subject to the provisions set forth in Section 1702).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 1010(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 1010(a)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 1010(a).

“Global Note” shall have the meaning specified in Section 305(b).

“Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

“Interest Payment Date” means each April 1 and October 1 of each year, beginning on April 1, 2010; provided, however, that if any Interest Payment Date falls on a date that is not a Business Day, such payment of interest (or principal in the case of the Maturity Date), including any Additional Interest, will be postponed until the next succeeding Business Day, and no interest or other amount will be paid as a result of such postponement.

“Interest Record Date,” with respect to any Interest Payment Date, shall mean the March 15 or September 15 (whether or not such day is a Business Day) immediately preceding the applicable April 1 or October 1 Interest Payment Date, respectively.

“Last Reported Sale Price” of the Class A Common Stock on any date means (a) if the Class A Common Stock is listed for trading on a U.S. national or regional securities exchange on the relevant date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Class A Common Stock is traded, or (b) if the Class A Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, (i) if the Class A Common Stock is quoted in the over-the-counter market, the last quoted bid price for the Class A Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or a similar organization, or (ii) if the Class A Common Stock is not quoted in the over-the-counter market, the average of the mid-point of the last bid and ask prices for the Class A Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Conversion Rate Adjustment” shall have the meaning specified in Section 1703(a).

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change, giving effect to the exceptions and exclusions in the definition of “Change of Control,” but without regard to the exclusions in clause (d) of the definition thereof.

“Market Disruption Event” means (a) a failure by the primary United States national or regional securities exchange or market on which the Class A Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Class A Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Class A Common Stock or in any options, contracts or future contracts relating to the Class A Common Stock.

“Maturity Date” means October 1, 2029.

“Measurement Period” shall have the meaning specified in Section 1701(b)(i).

“Merger Event” shall have the meaning specified in Section 1706.

“Net Share Settlement” shall have the meaning specified in Section 1702(b).

“Note Register” shall have the meaning specified in Section 305(a).

“Note Registrar” shall have the meaning specified in Section 305(a).

“Notice of Conversion” shall have the meaning specified in Section 1702(d).

“Observation Period” means, with respect to any Note, (a) if the relevant Conversion Date occurs prior to July 1, 2029, the thirty consecutive Trading Day period beginning on and including the third Trading Day after the related Conversion Date, and (b) if the relevant Conversion Date occurs on or after July 1, 2029, the thirty consecutive Trading Days beginning on and including the thirty-second Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means, with respect to the Company, the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, any Executive or Senior Vice President, or any Vice President (whether or not designated by a number or numbers or word added before or after the title “Vice President”).

“opening of business” means 9:00 a.m. (New York City time).

“Physical Settlement” shall have the meaning specified in Section 1702(b).

“Publicly Traded Securities” means common equity interests traded on a national securities exchange or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change.

“Purchase Date” shall have the meaning specified in Section 1011(a).

“Purchase Notice” shall have the meaning specified in Section 1011(a)(i).

“Purchase Price” shall have the meaning specified in Section 1011(a).

“Redemption” means a redemption of Notes pursuant to Article Eleven.

“Redemption Date” means the Business Day on which Notes are redeemed by the Company pursuant to Section 1101.

“Redemption Price” shall have the meaning specified in Section 1101.

“Reference Property” shall have the meaning specified in Section 1706(b).

“Repurchase” means a purchase of Notes upon a Fundamental Change pursuant to Section 1010 or at the option of a Holder pursuant to Section 1011.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the Class A Common Stock is listed or admitted for trading or, if the Class A Common Stock is not so listed or admitted for trading, any Business Day.

“Settlement Amount” shall have the meaning specified in Section 1702(b).

“Settlement Method” means each of a Physical Settlement, Cash Settlement or Net Share Settlement.

“Settlement Notice” shall have the meaning specified in Section 1702(b)(iii).

“Significant Subsidiary” means any “Significant Subsidiary” of the Company as defined under Article 1, Rule 1-02 of Regulation S-X (17 C.F.R. pt. 210).

“Smith Holders” means (a) Mr. O. Bruton Smith and his guardians, conservators, committees or attorneys-in-fact, (b) Descendants and their respective guardians, conservators, committees or attorneys-in-fact and (c) each Family Controlled Entity.

“Special Payment Date” means the date on which Defaulted Interest is paid pursuant to Section 307.

“Specified Dollar Amount” means the amount of cash per $1,000 principal amount of converted Note specified in the Settlement Notice related to such converted Note.

“Spin-Off” shall have the meaning specified in Section 1704(c).

“Stock Price” means (a) if the Holders of the Class A Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (d) of the definition of “Change of Control,” the cash amount paid (or deemed paid) per share of Class A Common Stock or (b) otherwise, the average of the Last Reported Sale Prices of the Class A Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

“Successor Company” shall have the meaning specified in Section 801(a).

“Termination of Trading” means the Class A Common Stock (or other common stock into which the Notes are then convertible) is neither listed for trading nor quoted on a U.S. securities exchange.

“Trading Day” means (a) if the Class A Common Stock (or other security for which a closing sale price must be determined) is listed or traded, a day on which (i) (A) if the Class A Common Stock is listed on the New York Stock Exchange, trading in the Class A Common Stock generally occurs on The New York Stock Exchange, (B) if the Class A Common Stock is not then listed on The New York Stock Exchange, trading in the Class A Common Stock generally occurs on the principal other United States national or regional securities exchange on which the Class A Common Stock is then listed, or (C) if the Class A Common Stock is not then listed on a United States national or regional securities exchange, trading in the Class A Common Stock generally occurs on the principal other market on which the Class A Common Stock is then traded, and (ii) a Last Reported Sale Price for the Class A Common Stock is available on such securities exchange or market, or (b) if the Class A Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, a Business Day.

For the purposes of determining payment upon Conversion only, “Trading Day” means a day on which (a) there is no Market Disruption Event and (b) trading in the Class A Common Stock generally occurs on The New York Stock Exchange or, if the Class A Common Stock is not then listed on

The New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Class A Common Stock is then traded; provided, however, that if the Class A Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or traded, “Trading Day” shall mean a Business Day.

“Trading Price” means, with respect to the Notes on any date of determination, the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5.0 million principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, if only one such bid can reasonably be obtained by the Bid Solicitation Agent, then that one bid shall be used, if the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of the Notes from a nationally recognized securities dealer, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Class A Common Stock and the Applicable Conversion Rate or, if the Company does not so instruct the Bid Solicitation Agent to obtain bids when required, the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Class A Common Stock and the Applicable Conversion Rate on each day the Company fails to do so.

“Valuation Period” shall have the meaning specified in Section 1704(c).

“Weighted Average Consideration” shall have the meaning specified in Section 1706(c)(iv).

ARTICLE II

FORM AND TERMS OF THE NOTES

Section 2.01 Designation and Amount. The Notes shall be designated as the “5.0% Convertible Senior Notes due 2029.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $172,500,000, subject to the next succeeding paragraph and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 305(a), Section 306, Section 906, Section 1010(d)(iii) and Section 1702(f) hereof.

The Company may, without the consent of the Holders of Notes, reopen this Indenture and issue additional notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder, provided that no such additional notes may be issued unless they will be fungible with the original Notes for U.S. federal income tax and securities law purposes. Prior to the issuance of any such additional notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters as the Trustee shall reasonably request. The Company may also from time to time repurchase the Notes in open market purchases or negotiated transactions without prior notice to the Holders of Notes.

The Notes will bear cash interest at a rate of 5.0% per year until Maturity. Interest on the Notes will accrue from September 23, 2009 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning April 1, 2010, to the Person in whose name a Note is registered on March 15 or September 15, as the case may be, preceding the Interest Payment Date.

The Notes will mature on October 1, 2029 unless earlier converted, redeemed or repurchased.

The Company shall pay principal of any certificated Notes at the office or agency designated by the Company for that purpose. The Company hereby designates the Trustee as the Paying Agent and Note Registrar and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent and Note Registrar without prior notice to the Holders of the Notes, and the Company may act as Paying Agent and Note Registrar. Interest (including Additional Interest, if any) on certificated Notes will be payable (i) to Holders having an aggregate principal amount of $5.0 million or less, by check mailed to the Holders of these Notes and (ii) to Holders having an aggregate principal amount of more than $5.0 million, either by check mailed to each Holder or, upon application by a Holder to the Note Registrar not later than the relevant Interest Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary.

A Holder of Notes may transfer or exchange Notes at the office of the Note Registrar in accordance with this Indenture. The Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Note Registrar for any registration of transfer or exchange of Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by this Indenture. The Company is not required to transfer or exchange any Note selected for Redemption or surrendered for Conversion.

If any Interest Payment Date, the Maturity Date or any earlier required Fundamental Change Repurchase Date or a Purchase Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

Section 2.02 Form of Face of Note. Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities pursuant to the Indenture, Section 202 of the Base Indenture shall be replaced in its entirety with the following:

Section 202. Form and Face of Note. The form of the face of any Notes authenticated and delivered hereunder and of the Trustee’s certificate of authentication shall be substantially as attached as Exhibit A.

Section 2.03 Form of Reverse of Note. Except as may be provided in a Future Supplemental Indenture, the provisions of Section 203 of the Base Indenture are amended (with respect to the Notes only) in their entirety and restated as follows:

Section 203. Form of Reverse of Note. The form of the reverse of any Notes authenticated and delivered hereunder shall be substantially as attached as Exhibit A.

Section 2.04 Applicability of Provisions Regarding Form of Subsidiary Guarantee. Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Section 204 of the Base Indenture shall not apply.

Section 2.05 Applicability of Provisions Regarding Form of Legend for Global Securities. Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Section 205 of the Base Indenture shall not apply.

Section 2.06 Applicability of Provisions Regarding Form of Trustee’s Certificate of Authentication. Except as may be provided by a Future Supplemental Indenture, for the sole benefit of the Holders of the Notes, Section 206 of the Base Indenture shall not apply to the Notes.

Section 2.07 Execution, Authentication, Delivery and Discharge. Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Section 303 of the Base Indenture shall be replaced in its entirety with the following:

Section 303. Execution, Authentication, Delivery and Dating.

The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary or any of its Executive or Senior Vice Presidents.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth as Exhibit A hereto, executed manually or by facsimile by an authorized officer of the Trustee (or an Authenticating Agent appointed by the Trustee as provided by Section 614), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an Authenticating Agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.08 Registration, Registration of Transfer and Exchange. Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Se-

curities issued pursuant to the Indenture, Section 305 of the Base Indenture shall be replaced in its entirety with the following:

Section 305. Registration, Registration of Transfer and Exchange.

(a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 1002 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars without notice. The Trustee is appointed also as Paying Agent, Custodian, Conversion Agent and Bid Solicitation Agent with respect to the Notes.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 305, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 1002. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, Repurchase, Redemption or Conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be charged to the Holder for any exchange or registration of transfer of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange or registration of transfer of Notes being different from the name of the Holder of the old Notes presented or surrendered for such exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for Conversion or, if a portion of any Note is surrendered for Conversion, such portion thereof surrendered for Conversion or (ii) any Notes, or a portion of any Note, surrendered for Repurchase (and not withdrawn) or for Redemption.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form without interest coupons (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a definitive Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 305(b)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section.

(c) The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

So long as the Depositary’s nominee is the registered owner of the Global Note, that nominee will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under this Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical, certificated Notes, and will not be considered the owners or Holders of the Notes under this Indenture for any purpose.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within ninety days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within ninety days or (iii) an Event of Default in respect of the Notes has occurred and is continuing, upon the request of the beneficial owner of the Notes, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver Notes in definitive form to each such beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.

Definitive Notes issued in exchange for all or a part of the Global Note pursuant to this Section 305(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Notes to the Persons in whose names such definitive Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for definitive Notes, converted, canceled, repurchased or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

Payments of principal and interest (including Additional Interest, if any) with respect to the Notes represented by a Global Note will be made by the Trustee to the Depositary’s nominee as the registered Holder of the Global Note. None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.09 Satisfaction and Discharge. Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Article Four of the Base Indenture shall be replaced in its entirety with the following:

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 401. Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) either (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Note Registrar for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, any Fundamental Change Repurchase Date, Purchase Date or Redemption Date, upon Conversion or otherwise, cash, shares of Class A Common Stock (in the case of Conversion) or a combination of cash and shares of Class A Common Stock (solely to satisfy the Company’s Conversion Obligation, if applicable), sufficient to pay all of the Outstanding Notes and all other sums due payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 shall survive.

Section 402. Repayment to the Company.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

Section 2.10 Events of Default. Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Article Five of the Base Indenture shall be replaced in its entirety with the following:

ARTICLE FIVE

REMEDIES

Section 501. Events of Default.

Each of the following is an “Event of Default”:

(a) default in any payment of interest, including any Additional Interest, on any Note when due and payable and the default continues for a period of thirty days;

(b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon Repurchase or Redemption, upon declaration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes into cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock, as applicable, upon exercise of a Holder’s Conversion right;

(d) failure by the Company to give a Fundamental Change Repurchase Notice as described in Section 1010(a)(i) or the notice required to be given pursuant to Section 1701(b)(ii) or Section 1701(b)(iii), as applicable, in each case when due;

(e) failure by the Company to comply with its obligations under Article Eight;

(f) failure by the Company for sixty days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding has been received to comply with any of its other agreements contained in the Notes or this Indenture;

(g) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $35.0 million in the aggregate of the Company and/or any Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise;

(h) the Company or any Subsidiary of the Company that is a Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(i) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary of the Company that is a Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty consecutive days; or

(j) a final judgment for the payment of $35.0 million or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary, which judgment is not discharged or stayed within sixty days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

Section 502. Acceleration of Maturity; Rescission and Annulment.

In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 501(h) or Section 501(i) with respect to the Company or a Significant Subsidiary of the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding determined in accordance with Section 104, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 501(h) or Section 501(i) with respect to the Company (or a Significant Subsidiary of the Company) occurs and is continuing, the principal of all the Notes and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, shall be immediately due and payable. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest and accrued and unpaid Additional Interest, if any upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest and accrued and unpaid Additional Interest, if any, (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 607, and if (a) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (b) any and all Events of Defaults under this Indenture, other than the nonpayment of principal of and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 513, then and in every such case the Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes (other than a Default or an Event of Default resulting from a failure to deliver, upon Conversion, Repurchase or Redemption, cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock, as applicable, due upon conversion, repurchase or redemption) and rescind and annul such declaration and its consequences (other than a declaration or consequences, as the case may be, resulting from a failure to deliver, upon Conversion, Repurchase, Redemption, cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock, as applicable, due upon conversion, repurchase or redemption) and such Default (other than a Default resulting from a failure to deliver, upon Conversion, Repurchase or Redemption, cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock, as applicable, due upon conversion, repurchase or redemption) shall cease to exist, and any Event of Default arising therefrom (other than a Default resulting from a failure to deliver, upon Conversion, Repurchase or Redemption, cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock, as applicable, due upon conversion, repurchase or redemption) shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Notwithstanding anything in this Indenture or in the Notes to the contrary, for the first sixty days immediately following any violation of any obligations the Company may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act, or Section 704, and the continuation thereof, if the Company notifies all Holders of Notes and the Trustee and Paying Agent prior to the beginning of such sixty-day period of its election to pay additional interest on the Notes at a rate per year equal to 0.50% of the Outstanding principal amount of the Notes (“Additional Interest”), the sole remedy during the first sixty days immediately following any violation of any obligations the Company may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act, or Section 704 shall be the payment of Additional Interest. In no event shall Additional Interest accrue at an annualized rate in excess of 0.50%, regardless of the number of events or circumstances giving rise to the requirement to pay Additional Interest. In addition to the accrual of Additional Interest, on and after the sixty-first day after any violation of any obligations the Company may be deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act or Section 704 (if the Event of Default has not been cured or waived prior to such sixty-first day), either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding may declare the principal amount of the Notes and any accrued and unpaid interest, including any Additional Interest, through the date of such declaration, to be immediately due and payable. Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of Additional Interest provided for in this paragraph to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of this paragraph, and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

If the Company elects to pay Additional Interest, such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. The provisions herein related to Additional Interest will not affect the rights of the Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section, the Notes will be subject to acceleration as provided above. In addition, if the Company fails to timely give the notice required by this Section of its election to pay Additional Interest, the Notes will be irrevocably subject to acceleration as provided above.

Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

If an Event of Default described in Section 501(a) or Section 501(b) shall have occurred, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest and Additional Interest, if any, with interest on any overdue principal interest and Additional Interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 607. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

Section 504. Trustee May File Proofs of Claim.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 504, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 607; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 607, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

Section 505. Trustee May Enforce Claims without Possession of Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

Section 506. Application of Money Collected.

Any monies collected by the Trustee pursuant to this Article Five with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST, to the payment of all amounts due the Trustee under Section 607;

SECOND, in case the principal of the Outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes, including Additional Interest, if any, in default in the order of the date due of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

THIRD, in case the principal of the Outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount including the payment of the Fundamental Change Repurchase Price, the Purchase Price, the Redemption Price and the cash component of the Conversion Obligation, if any, then owing and unpaid upon the Notes for principal and interest, including Additional Interest, if any, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and in-

terest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH, to the payment of the remainder, if any, to the Company.

Section 507. Limitation on Suits.

Subject to Article Six, and any other section of this Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest, including any Additional Interest, when due, or the right to receive payment or delivery of the consideration due upon consideration, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b) Holders of at least 25% in principal amount of the Outstanding Notes have requested the Trustee to pursue the remedy;

(c) such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(d) the Trustee has not complied with such request within sixty days after the receipt of the request and the offer of security or indemnity; and

(e) the Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such sixty-day period.

It is understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 507, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 508. Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of a Note shall have the right based on the rights stated herein, which is absolute and unconditional, to receive payment of the principal of and accrued but unpaid interest, including any accrued but unpaid Additional Interest, on such Note on the Maturity Date (or, in the case of Repurchase or Redemption, on the Purchase Date, Repurchase Date, or Redemption Date, as applicable) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510. Rights and Remedies Cumulative.

Except as provided in the last paragraph of Section 507, all powers and remedies given by this Article Five to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture.

Section 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein; and, subject to the provisions of Section 512, every power and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 512. Control by Holders.

The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding determined in accordance with Section 104 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that conflicts with law or that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 513. Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding determined in accordance with Section 104 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on, or the principal (including any Fundamental Change Repurchase Price, Purchase Price or Redemption Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 501, (ii) a failure by the Company to deliver cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock, as applicable, upon Conversion or (iii) a default in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of each Holder of an Outstanding Note af-

fected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 513, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 514. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 514 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time Outstanding determined in accordance with Section 104, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest or accrued and unpaid Additional Interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price, Purchase Price or Redemption Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article Seventeen.

Section 515. Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest, including any Additional Interest, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 516. Remedies Subject to Applicable Law.

All rights, remedies and powers provided by this Article Five may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 2.11 Notice of Defaults. Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities pursuant to this Indenture, Section 602 of the Base Indenture shall be replaced in its entirety with the following:

Section 602. Notice of Defaults.

Within ninety days of the occurrence of a Default that becomes known to the Trustee, the Trustee shall transmit by mail to all Holders of Notes and any other Persons entitled to receive reports pursuant to Section 313(c) of the Trust Indenture Act, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or interest on the Notes, or a Default in the payment or delivery of the consideration due upon Conversion, Repurchase or Redemption, the Trustee shall be protected in withholding such notice if and so long as a committee of trust officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 2.12 Reports by Trustee. Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class of Securities pursuant to this Indenture, Section 703 of the Base Indenture shall be replaced in its entirety with the following:

Section 703. Reports by Trustee.

(a) If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of this Indenture, transmit by mail to all Holders a brief report, dated as of such May 15, that complies with the provisions of Section 313(a). The Trustee shall also transmit by mail to all Holders, at the times, in the manner and to the extent provided in Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Section 313(b)(2).

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with any exchange upon which any Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when any Notes are listed on any exchange.

Section 2.13 Reports by Company and Guarantors. Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities pursuant to this Indenture, Section 704 of the Base Indenture shall be replaced in its entirety with the following:

Section 704. Reports by Company and Guarantors.

The Company shall:

(a) file with the Trustee, within fifteen days after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall (i) deliver to the Trustee annual audited financial statements of the Company and its Subsidiaries, prepared on a consolidated basis in conformity with generally accepted accounting principles, within one hundred twenty days after the end of each Fiscal Year, and (ii) file with the Trustee and, to the extent permitted by law, the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided, however, that documents filed by the Company with the Commission via the EDGAR system (or any successor system) will be deemed filed with the Trustee as of the time such documents are filed via EDGAR (or any successor system);

(b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as are required from time to time by such rules and regulations (including such information, documents and reports referred to in Trust Indenture Act Section 314(a)); and

(c) within fifteen days after the filing thereof with the Trustee, transmit by mail to all Holders in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section as are required by rules and regulations prescribed from time to time by the Commission.

Section 2.14 Consolidation, Merger, Sale or Conveyance. Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Article Eight of the Base Indenture shall be replaced in its entirety with the following:

ARTICLE EIGHT

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 801. Company May Consolidate, etc., Only on Certain Terms.

Subject to the provisions of Section 802, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

Upon any such consolidation, merger, sale, conveyance, transfer or lease the Successor Company shall succeed to, and may exercise every right and power of, the Company under this Indenture.

For purposes of this Section 801, the conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company to another Person.

Section 802. Successor Substituted.

In case of any consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon Conversion and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article Eight may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 2.15 Supplemental Indentures. Except as may be provided in a future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Article Nine of the Base Indenture shall be replaced in its entirety with the following:

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901. Supplemental Indentures and Agreements without Consent of Holders.

The Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes, without the consent of any Holder:

(a) to cure any ambiguity, omission, defect or inconsistency in this Indenture that does not adversely affect Holders of the Notes;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article Eight;

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) to make any change that does not adversely affect the rights of any Holder;

(g) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

(h) to conform the provisions of this Indenture to the “Description of Notes” contained in the prospectus supplement used to initially offer the Notes.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 901 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 902.

Section 902. Supplemental Indentures and Agreements with Consent of Holders.

With the consent (evidenced as provided in Section 104) of the Holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding (determined in accordance with Section 104 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall:

(a) reduce the amount of Notes whose Holders must consent to an amendment of this Indenture;

(b) reduce the rate of or extend the stated time for payment of interest, including any Additional Interest, on any Note;

(c) reduce the principal of, or extend the Stated Maturity of, any Note;

(d) make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Redemption Price, Purchase Price or Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of the Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in money other than that stated in the Note;

(g) change the ranking of the Notes;

(h) impair the right of any Holder to receive payment of principal of and interest, including Additional Interest, on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note; or

(i) make any change in this list of items that requires each Holder’s consent or in the waiver provisions in Section 501 or Section 513,

in each case without the consent of each Holder of an Outstanding Note affected.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 903, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 903. Execution of Supplemental Indentures and Agreements.

In addition to the documents required by Section 102, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Nine and is permitted or authorized by this Indenture.

Section 904. Effect on Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article Nine, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 905. Conformity with the Trust Indenture Act.

Any supplemental indenture executed pursuant to the provisions of this Article Nine shall comply with the Trust Indenture Act, as then in effect; provided that this Section 905 shall not require such supplemen-

tal indenture to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act, nor shall any such qualification constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act.

Section 906. Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Nine may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an Authenticating Agent duly appointed by the Trustee pursuant to Section 614) and delivered in exchange for the Notes then Outstanding, upon surrender of such Notes then Outstanding.

Section 907. Notice of Supplemental Indentures.

After an amendment under this Indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Section 2.16 Statement by Officers as to Default. Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Section 1004 of the Base Indenture shall be replaced in its entirety with the following:

Section 1004. Statement by Officers as to Default.

(a) The Company will deliver to the Trustee, on or before a date not more than one hundred twenty days after the end of each Fiscal Year ending after the date hereof, a written statement signed by two executive officers of the Company, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, as to compliance herewith, including whether or not, after a review of the activities of the Company during such year and of the Company’s performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Company have fulfilled all of their respective obligations and are in compliance with all conditions and covenants under this Indenture throughout such year, and, if there has been a default hereunder, specifying each default and the nature and status thereof and any actions being taken by the Company thereto.

(b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission followed by an originally executed copy of an Officers’ Certificate specifying such Default, Event of Default, notice or other action, the status thereof and what actions the Company is taking or proposes to take with respect thereto, within thirty calendar days after the occurrence of such Default or Event of Default.

Section 2.17 Application of Certain Sections of the Indenture Regarding Covenants of the Company. The provisions of Section 1006, Section 1007, Section 1008 and Section 1009 of the Indenture shall not apply to the Notes or the Holders.

Section 2.18 Repurchase at Option of Holders upon a Fundamental Change. Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, a new Section 1010 shall be added to the Indenture as follows:

Section 1010. Repurchase at Option of Holders upon a Fundamental Change.

(a) If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty calendar days and not more than thirty five calendar days after the date of the Fundamental Change Repurchase Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, including unpaid Additional Interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date is after an Interest Record Date and on or prior to the related Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of the Notes as of the preceding Interest Record Date and the Fundamental Change Repurchase Price payable to the Holder surrendering the Note for repurchase pursuant to this Section 1010 shall be equal to the principal amount of Notes subject to repurchase. Repurchases of Notes under this Section 1010(a) shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth as Exhibit C hereto on or prior to the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 1010(a) only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A) if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or a multiple thereof; and

(C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 1010(a) shall be consummated by the payment of the Fundamental Change Repurchase Price on the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note as described in Section 1010(d)(i).

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 1010(a) shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1010(c) below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).

In connection with any purchase offer, the Company shall:

(i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, if required under the Exchange Act;

(ii) file a Schedule TO or any successor or similar schedule, if required under the Exchange Act; and

(iii) otherwise comply with all federal and state securities laws in connection with any offer by the Company to purchase the Notes.

(c) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 1010(c) at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

(ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000; provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.

(d)(i)

The Company will deposit with the Trustee (or other Paying Agent appointed by the Company) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase will be made on the later of (A) the Fundamental Change Repurchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 1010(a)) and (B) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 1010(a) by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(ii) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased as a result of the corresponding Fundamental Change, then (A) such Notes will cease to be Outstanding and interest will cease to accrue on such Notes, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent, and (B) all other rights of the holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price, and previously accrued but unpaid interest, including Additional Interest, if any, upon delivery of the Notes).

(iii) Upon surrender of a Note that is to be repurchased in part pursuant to 1010(a), the Company shall execute and the Trustee shall authenticate and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

(e) On or before the twentieth day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Notes and the Trustee and Paying Agent a notice of the occurrence of the Fundamental Change and of the resulting purchase right. Such notice shall state:

(i) the events causing a Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Applicable Conversion Rate and any adjustments to the Applicable Conversion Rate;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the indenture; and

(ix) the procedures that Holders must follow to require the Company to purchase their Notes.

Simultaneously with providing such notice, the Company shall publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on its website or through such other public medium as the Company may use at that time.

Section 2.19 Purchase of Notes at the Option of the Holder. Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, a new Section 1011 shall be added to the Indenture as follows:

Section 1011. Purchase of Notes at the Option of the Holder.

(a) On October 1, 2014, October 1, 2019 and October 1, 2024 (each, a “Purchase Date”), at a “Purchase Price” which shall be paid in cash, equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, including any Additional Interest, to but excluding the Purchase Date (unless the Purchase Date is between an Interest Record Date and the Interest Payment Date to which it relates, in which case such accrued and unpaid interest will be paid to the Holder as of such Interest Record Date), a Holder shall have the option to require the Company to purchase any Outstanding Notes, upon:

(i) delivery to the Paying Agent by the Holder of a written notice of purchase (a “Purchase Notice”) at any time from the opening of business on the date that is twenty Business Days prior to a Purchase Date until the close of business on the Business Day prior to such Purchase Date, stating:

(A) if certificated, the certificate numbers of the Notes which the Holder will deliver to be purchased, or, if not certificated, the Purchase Notice must comply with appropriate Depositary procedures;

(B) the portion of the principal amount of the Notes which the Holder will deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

(C) that such Notes shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture, and

(ii) delivery or book-entry transfer of such Notes to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor;

provided, however, that such Purchase Price shall be so paid pursuant to this Section 1011(a) only if the Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

(b) The Company shall purchase from a Holder, pursuant to this Section 1011, Notes if the principal amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

(c) Any purchase by the Company contemplated pursuant to the provisions of this Section 1011 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of the Notes; provided that any interest, including any Additional Interest, that is accrued but unpaid as of a Purchase Date shall be paid to the Holder of record as of the relevant Interest Record Date.

(d) On or before the twentieth Business Day prior to each Purchase Date, the Company shall provide to the Trustee, the Paying Agent and to all Holders of the Notes at their addresses shown in the Note Register of the Note Registrar, and to beneficial owners as required by applicable law, a notice stating, among other things:

(i) the last date on which a Holder may exercise the purchase right;

(ii) the Purchase Price;

(iii) the name and address of the Paying Agent; and

(iv) the procedures that Holders must follow to require the Company to purchase their Notes.

Simultaneously with providing such notice, the Company shall publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on its website or through such other public medium as the Company may use at that time.

(e) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by Section 1011(a)(i) shall have the right at any time prior to the close of business on the Business Day prior to the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent. The notice of withdrawal must state:

(i) the principal amount of the withdrawn Notes;

(ii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes, or if not certificated, the notice must comply with appropriate DTC procedures; and

(iii) the principal amount, if any, that remains subject to the Purchase Notice.

(f) The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(g) On or before 10:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Purchase Price of the Notes to be purchased pursuant to this Section 1011. Payment by the Paying Agent of the Purchase Price for such Notes shall be made on the later of the Purchase Date or the time of book-entry transfer or delivery of such Notes. Subject to Section 1704 herein and the Notes, no payment or adjustment shall be made for dividends on the Class A Common Stock the record date for which occurred on or prior to the Purchase Date. If the Paying Agent holds, in accordance with the terms of the Indenture, cash sufficient to pay the Purchase Price of such Notes on the Purchase Date, then, on and after such date, such Notes shall cease to be Outstanding and interest (including any Additional Interest), on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price and previously accrued and unpaid interest (including any Additional Interest), upon delivery of the Notes). Nothing herein shall preclude any withholding tax required by law.

(h) The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

(i) No Notes may be purchased at the option of Holders if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Purchase Date.

(j) The Company shall comply with the provisions of Rule 13e-4 and any other rule under the Exchange Act that may be applicable.

Section 2.20 Redemption of Notes. Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, Article Eleven of the Base Indenture shall be replaced in its entirety with the following:

ARTICLE ELEVEN

REDEMPTION OF THE NOTES

Section 1101. Rights of Redemption.

The Notes are subject to redemption at any time on or after October 1, 2014, at the option of the Company, in whole or in part, subject to the conditions specified in the form of Note, at 100% of the principal amount of the Notes to be redeemed together with accrued and unpaid interest, including any Additional Interest, if any (the “Redemption Price”), to (but excluding) the Redemption Date (unless the Redemption Date falls after an Interest Record Date or Special Record Date on or prior to the immediately succeeding Interest Payment Date or Special Payment Date, as applicable, in which case the Company will instead pay the full amount of accrued and unpaid interest, including any Additional Interest, to the Holder of record as of the close of business on such Interest Record Date or Special Record Date and the Redemption Price will be equal to 100% of the principal amount of the Notes to be redeemed). The Redemption Date must be a Business Day.

Section 1102. Applicability of Article.

Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

Section 1103. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Company Order and an Officers’ Certificate. In case of any redemption at the election of the Company, the Company shall, not less than fifty nor more than sixty days prior to the Redemption Date fixed by the

Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee and the Paying Agent in writing of such Redemption Date and of the principal amount of Notes to be redeemed.

Section 1104. Selection by Trustee of Notes to Be Redeemed.

If less than all the Notes are to be redeemed, the Trustee will select the Notes to be (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate.

The Trustee shall promptly notify the Company and the Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

If the Trustee selects a portion of a Note for partial redemption and a portion of the same Note is converted, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption in part, the Company will not be required to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date.

Section 1105. Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than forty-five days nor more than sixty days prior to the Redemption Date, to each Holder of Notes to be redeemed, at its address appearing in the Note Register.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) the Conversion Rate;

(d) the name and address of the Paying Agent and the office or agency maintained by the Company where the Notes may be surrendered for Conversion (“Conversion Agent”) (and the Company will give prompt written notice to the Trustee of the location, and any change in the location, of the Conversion Agent);

(e) that Notes called for redemption may be converted at any time before the close of business on the third Scheduled Trading Day immediately preceding the Redemption Date;

(f) that Holders who want to convert Notes must satisfy the requirements of Section 1702;

(g) if less than all Notes then Outstanding are to be redeemed, the identification of the particular Notes to be redeemed;

(h) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed;

(i) that upon surrender of a Note to be redeemed in part, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

(j) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(k) that on the Redemption Date the Redemption Price will become due and payable upon each such Note or portion thereof to be redeemed, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

(l) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002 where such Notes are to be surrendered for payment of the Redemption Price;

(m) the CUSIP number, if any, relating to such Notes; and

(n) the procedures that a Holder must follow to surrender the Notes to be redeemed.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company. If the Company elects to give notice of redemption, it shall provide the Trustee with a certificate stating that such notice has been given in compliance with the requirements of this Section 1105.

The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 1106. Deposit of Redemption Price.

On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or any of its Affiliates is acting as Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or Special Payment Date) accrued interest, including any accrued Additional Interest, on, all the Notes or portions thereof which are to be redeemed on that date. The Paying Agent shall promptly mail or deliver to Holders of Notes so redeemed payment in an amount equal to the Redemption Price of the Notes purchased from each such Holder. All money, if any, earned on funds held in trust by the Trustee or any Paying Agent shall be remitted to the Company. For purposes of this Section 1106, the Company shall choose a Paying Agent which shall not be the Company.

Section 1107. Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, including accrued Additional Interest, if any) such Notes shall cease to bear interest. Holders will be required to surrender the Notes to be redeemed to the Paying Agent at the address specified in the notice of redemption at least one Business Day prior to the Redemption Date. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price together with accrued interest and accrued Additional Interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Securities, registered as such on the relevant Interest Record Dates and Special Record Dates according to the terms and the provisions of Section 307.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by such Note.

Section 1108. Notes Redeemed or Purchased in Part.

Any Note which is to be redeemed or purchased only in part (whether pursuant to this Article Eleven or to Section 1010 hereof) shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 1002 (with, if the Company, the Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Note Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed or purchased.

Section 2.21 Application of the Article of the Indenture Regarding Subsidiary Guarantee. The provisions of Article Thirteen of the Base Indenture shall not apply to the Notes, and the Notes shall not be deemed guaranteed by any Subsidiary Guarantor.

Section 2.22 Application of the Article of the Indenture Regarding Defeasance and Covenant Defeasance. The provisions of Article Fifteen of the Base Indenture shall not apply to the Notes.

Section 2.23 Application of the Article of the Indenture Regarding Sinking Funds. The provisions of Article Sixteen of the Base Indenture shall not apply to the Notes.

Section 2.24 Conversion. Except as may be provided in a Future Supplemental Indenture, with respect to the Notes and no other class or series of Securities issued pursuant to the Indenture, a new Article Seventeen shall be added to the Indenture as follows:

ARTICLE SEVENTEEN

CONVERSION OF THE NOTES

Section 1701. Conversion Privilege

(a) Upon compliance with the provisions of this Article Seventeen, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 1701(b) below, at any time prior to July 1, 2029, under the circumstances and during the peri-

ods set forth in Section 1701(b) below, and (ii) irrespective of the conditions described in Section 1701(b) below, at any time on or after July 1, 2029 and prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate (the “Conversion Rate”) of 74.7245 shares of Class A Common Stock (subject to adjustment as provided in Section 1703 and 1704 of this Indenture) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 1702, the “Conversion Obligation”).

(b)(i)

Prior to the close of business on the Business Day immediately preceding July 1, 2029, the Notes may be surrendered for conversion during the five Business Day period immediately after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with the procedures described below, for each day of such Measurement Period was less than 98% of the product of the Applicable Conversion Rate on such Trading Day and the Last Reported Sale Price of the Class A Common Stock on such Trading Day. The Trading Prices shall be determined by a bid solicitation agent appointed by the Company (the “Bid Solicitation Agent”) pursuant to this clause and the definition of Trading Price set forth in this Indenture. The Company shall provide written notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless requested by the Company, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of the Applicable Conversion Rate and the Last Reported Sale Price of the Class A Common Stock at such time, at which time the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per Note is greater than or equal to 98% of the product of the Applicable Conversion Rate and the Last Reported Sale Price of the Class A Common Stock on such Trading Day. If the Company or the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of the Notes from a nationally recognized securities dealer or the Company does not, when obligated to, instruct the Bid Solicitation Agent to determine the Trading Price of the Notes as provided in the preceding sentence, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Class A Common Stock and the Applicable Conversion Rate. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than 98% of the product of the Conversion Rate for such Trading Day and the Last Reported Sale Price of the Class A Common Stock on such Trading Day, the Company shall so notify the Holders, the Trustee and the Conversion Agent. In either case, the Company shall promptly publish a notice indicating that the Trading Price condition set forth above has been met or, at any time after the Trading Price condition set forth above has been met, that the Trading Price per $1,000 principal amount of Notes is greater than 98% of the product of the Applicable Conversion Rate and the Last Reported Sale Price of the Class A Common Stock on the relevant Trading Day, as the case may be, in a newspaper of general circulation in The City of New York or publish such information on its website or through such other public medium as the Company may use at that time.

(ii) In the event that the Company elects to issue to all or substantially all holders of its Class A Common Stock rights or warrants entitling them, for a period of not more than sixty calendar days from the announcement date of such issuance, to subscribe for or purchase its Class A Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Class A Common Stock for the ten consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance or distribute to all or substantially all holders of its Class A Common Stock the Company’s assets, debt securities, or rights to purchase securities of the Company, which distribution has a per share value (as reasonably determined by the Company’s Board of Directors) exceeding 10% of the average of the Last Reported Sale Price of the Class A Common Stock on the five consecutive Trading Days immediately preceding the date of announcement for such distribution, then, in each case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent not less than thirty-five Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, the Notes may be surrendered for conversion at any time until the earlier of (1) the close of business on the Business Day immediately prior to such Ex-Dividend Date and (2) the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time.

(iii) In the event of a Fundamental Change or a Make-Whole Fundamental Change, regardless of whether a Holder has the right to require the Company to repurchase the Notes as described in Section 1010 or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the assets of the Company, pursuant to which the Class A Common Stock would be converted into cash, securities or other assets, the Notes may be surrendered for conversion at any time from and after the date which is thirty-five Scheduled Trading Days prior to the anticipated effective date of the transaction until forty Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify Holders and the Trustee as promptly as practicable following the date the Company publicly announces such transaction but in no event less than thirty-five Scheduled Trading Days prior to the anticipated effective date of such transaction. If a Holder of Notes has submitted Notes for Repurchase, the Holder may convert these Notes only if that Holder first withdraws its purchase or repurchase election, as applicable.

(iv) Prior to the close of business on the Business Day immediately preceding July 1, 2029, the Notes may be surrendered for conversion during any Fiscal Quarter (and only during such fiscal quarter) commencing after December 31, 2009, if the Last Reported Sale Price of the Class A Common Stock for at least twenty Trading Days (whether or not consecutive) during the period of thirty consecutive Trading Days ending on the last Trading Day of the preceding Fiscal Quarter is greater than or equal to 130% of the Applicable Conversion Price on each applicable Trading Day. The Conversion Agent, on behalf of the Company, shall determine at the beginning of each Fiscal Quarter commencing after December 31, 2009 whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify the Company and the Trustee.

(v) If the Company calls any or all of the Notes for redemption as provided under Article Eleven, Holders may convert Notes that have been so called for redemption at any time prior to the close of business on the third Scheduled Trading Day prior to the Redemption Date, even if the Notes are not otherwise convertible at such time, after which time the Holder’s right to convert will expire unless the Company defaults in the payment of the Redemption Price.

Section 1702. Conversion Procedure

(a) [Reserved.]

(b) Subject to this Section 1702, upon any conversion of any Note, the Company shall deliver to converting Holders, at its election and in full satisfaction of its Conversion Obligation, in respect of each $1,000 principal amount of Notes being converted, solely cash (a “Cash Settlement”), solely shares of Class A Common Stock, together with cash in lieu of fractional shares (a “Physical Settlement”), or a combination of cash and shares of Class A Common Stock, together with cash in lieu of fractional shares (a “Net Share Settlement”) (the amount of which cash, shares or combination of cash and shares of Class A Common Stock delivered shall equal the “Settlement Amount”), as set forth in this Section 1702.

(i) All conversions on or after July 1, 2029 will be settled using the same relative proportions of cash and/or shares of Class A Common Stock.

(ii) Prior to July 1, 2009, the Company shall elect (or be deemed to have elected) the same Settlement Method for all conversions occurring on any given Conversion Date. Except for any conversions that occur on or after July 1, 2029, the Company need not elect the same Settlement Method with respect to conversions that occur on different Trading Days.

(iii) If, in respect of any Conversion Date (or the period beginning on, and including, July 1, 2029 and ending on, and including, the Business Day immediately preceding the Maturity Date, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to converting Holders no later than the second Trading Day immediately following the relevant Conversion Date. Such Settlement Notice shall specify whether the Company shall satisfy its Conversion Obligation by Physical Settlement, Cash Settlement or Net Share Settlement. In the case of an election to pay and deliver, as the case may be, a combination of cash and shares of Class A Common Stock, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If the Company does not deliver a Settlement Notice on or prior to July 1, 2029, the Company will be deemed to have elected to effect a Net Share Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount shall be deemed to be equal to $1,000. If the Company delivers a Settlement Notice electing to pay and deliver, as the case may be, a combination of cash and shares of Class A Common Stock in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount in such Settlement Notice, the Specified Dollar Amount shall be deemed to be equal to $1,000.

(iv) The Settlement Amount in respect of any conversion of Notes shall be computed as follows:

(A) If the Company elects Physical Settlement upon conversion of the Notes, the Company shall deliver to a converting Holder a number of shares of Class A Common Stock equal to (i) the aggregate principal amount of Notes to be converted divided by $1,000, multiplied by (ii) the Applicable Conversion Rate. The Company shall deliver such shares of Class A Common Stock on the third Business Day immediately following the relevant Conversion Date. The Company shall deliver cash in lieu of any fractional share of Class A Common Stock issuable upon conversion based upon the Last Reported Sale Price on the relevant Conversion Date.

(B) If the Company elects Cash Settlement upon conversion of the Notes, the Company shall deliver, for each $1,000 principal amount of Notes, a cash payment equal to the sum of the Daily Conversion Values for each Trading Day during the relevant Observation Period. The Company shall make such payment on the third Business Day following the last day of the applicable Observation Period.

(C) If the Company elects (or is deemed to have elected) Net Share Settlement upon conversion of the Notes, the Company shall pay or deliver, as the case may be, to a converting Holder in respect of each $1,000 principal amount of Notes being converted, cash and shares of Class A Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the thirty Trading Days during the relevant Observation Period. The Company shall deliver such cash and shares of Class A Common Stock, if any, on the third Business Day immediately following the last Trading Day of the relevant Observation Period. The Company shall deliver cash in lieu of any fractional share of Class A Common Stock issuable upon conversion based upon the Last Reported Sale Price on the last Trading Day of the relevant Observation Period.

(v) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares (if any), the Company shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares of Class A Common Stock. The Trustee and the Conversion Agent shall have no responsibility for any such determination.

(c) [Reserved.]

(d) Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable, including any Additional Interest payable, on the next Interest Payment Date or Special Payment Date to which such Holder is not entitled as set forth in Section 1702(j) and, if required, all transfer or similar taxes, if any, and (ii) in the case of a Note issued in certificated form, (1) complete and manually sign and deliver an irrevocable notice to the Conversion Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (Exhibit B hereto) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Class A Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, pay funds equal to interest payable, including any Additional Interest payable, on the next Interest Payment Date or Special Payment Date to which such Holder is not entitled as set forth in Section 1702(j), (4) if required, furnish appropriate endorsements and transfer documents, and (5) if required, pay all transfer or similar taxes, if any as set forth in Section 1702(g). The Trustee (and if different, the relevant Conversion Agent) shall notify the Company of any conversion pursuant to this Article Seventeen on the date of such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice or a Purchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice or Purchase Notice in accordance with Section 1010(c) and Section 1011(f), respectively.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(e) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in clause (d). The Company shall pay and deliver, as the case may be, the cash and/or shares of Class A Common Stock due in respect of it Conversion Obligation at the time specified in Section 1702(b). If any shares of Class A Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Class A Common Stock to which such Holder shall be entitled in satisfaction of such Conversion Obligation.

(f) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered documents.

(g) If a Holder submits a Note for conversion, the Company shall pay all stamp and similar issue or transfer tax, if any, that may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Class A Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax that is due because the Holder requests any shares of Class A Common Stock to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares of Class A Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(h) Except as provided in Section 1704, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article.

(i) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(j) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest and Additional Interest, if any, except as set forth below. The Company’s settlement of the Conversion Obligations as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after the close of business on an Interest Record Date, Holders of such Notes as of the close of business on the Interest Record Date will receive the interest and Additional Interest, if any, payable on such Notes on the corresponding Inter-

est Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Interest Record Date to the opening of business on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest and Additional Interest, if any, payable on the Notes so converted; provided, however, that no such payment shall be required (1) if the Company has specified a Fundamental Change Repurchase Date or a Redemption Date that is after an Interest Record Date but on or prior to the third Trading Day after the corresponding Interest Payment Date, (2) to the extent of any Defaulted Interest, if any, existing at the time of conversion with respect to such Note or (3) if the Notes are surrendered for conversion after the close of business on the Interest Record Date immediately preceding the Maturity Date. Except as described above, no payment or adjustment will be made for accrued and unpaid interest and Additional Interest, if any, on converted Notes.

(k) The Person in whose name the certificate for any shares of Class A Common Stock delivered upon conversion is registered shall be treated as the record holder of any shares of A Common Stock due upon such conversion (i) if the Company elects Cash Settlement or Net Share Settlement upon conversion, for any Trading Day during the relevant Observation Period with respect to which shares are issuable, as of the close of business on such Trading Day or (ii) if the Company elects Physical Settlement upon conversion, as of the relevant Conversion Date; provided, however, if such Conversion Date or such last Trading Day of the Observation Period occurs on any date when the stock transfer books of the Company shall be closed, such occurrence shall not be effective to constitute the Person or Persons entitled to receive any such shares of Class A Common Stock due upon conversion as the record holder or holders of such shares of Class A Common Stock on such date, but such occurrence shall be effective to constitute the Person or Persons entitled to receive such shares of Class A Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open. Upon conversion of Notes, such Person shall no longer be a Holder.

(l) For each Note surrendered for conversion, if the Company has elected to deliver a combination of cash and shares of Class A Common Stock in respect of its Conversion Obligation, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. The Company shall not issue fractional shares of Class A Common Stock upon conversion of Notes. Instead, the Company shall pay cash in lieu of fractional shares based on the Last Reported Sale Price on the relevant Conversion Date (if the Company elects to satisfy its Conversion Obligation solely in shares of Class A Common Stock) or based on the Last Reported Sale Price on the last Trading Day of the relevant Observation Period (in the case of Net Share Settlement).

(m) At any time on or prior to the thirtieth Trading Day preceding the Maturity Date, the Company may irrevocably elect to satisfy its Conversion Obligation with respect to the Notes converted after the date of such election by delivering cash and shares of Class A Common Stock, if any (such delivery being described above as a Net Share Settlement). This irrevocable election will be in the Company’s sole discretion without the consent of the Holders of Notes. Upon making such election, the Company shall promptly (i) issue a press release and post such information on its website (or otherwise publicly disclose this information) and (ii) provide written notice to the Holders of the Notes in the manner provided in Section 106, including through the facilities of the Depositary.

Section 1703. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes.

(a) Prior to October 1, 2014, and notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Note that is surrendered for conversion, in accordance with this Article Seventeen, at any time from, and including, the Effective Date of a Make-Whole Fundamental Change until, and including, the close of business on the Business Day immediately prior to the related Fundamental Change Repurchase Date corresponding to such Make-Whole Fundamental Change (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the exclusions in clause (d) of the definition of “Change of Control,” the thirty-fifth Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change), shall be increased to an amount equal to the Conversion Rate that would, but for this Section 1703, otherwise apply to such Note pursuant to this Article Seventeen, plus an amount equal to the Make-Whole Conversion Rate Adjustment.

As used herein, “Make-Whole Conversion Rate Adjustment” shall mean, with respect to a Make-Whole Fundamental Change, the amount set forth in the following table that corresponds to the effective date of such Make-Whole Fundamental Change (the “Effective Date”) and the Stock Price for such Make-Whole Fundamental Change, all as determined by the Company:

Make-Whole Conversion Rate Adjustment

(per $1,000 principal amount of Notes)

	Stock Price
Effective Date	$ 10.10	$ 12.50	$ 15.00	$ 20.00	$ 25.00	$ 30.00	$ 35.00	$ 40.00	$ 45.00	$ 50.00	$ 55.00	$ 60.00	$ 65.00	$ 70.00
Sept. 23, 2009	24.2854	17.9682	13.2802	8.3044	5.8050	4.3330	3.3694	2.6910	2.1885	1.8021	1.4967	1.2502	1.0481	0.8803
Oct. 1, 2010	24.2854	17.1733	12.2849	7.3454	5.0142	3.7016	2.8664	2.2879	1.8626	1.5363	1.2783	1.0697	0.8979	0.7549
Oct. 1, 2011	24.2854	16.0174	10.8840	6.0462	3.9724	2.8862	2.2253	1.7779	1.4520	1.2022	1.0040	0.8427	0.7091	0.5971
Oct. 1, 2012	24.2854	14.3050	8.8583	4.2706	2.6186	1.8622	1.4352	1.1545	0.9507	0.7934	0.6672	0.5632	0.4761	0.4022
Oct. 1, 2013	24.2854	11.4775	5.6380	1.7943	0.9279	0.6530	0.5150	0.4223	0.3523	0.2966	0.2511	0.2132	0.1812	0.1537
Oct. 1, 2014	24.2854	5.2827	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(i) if the actual Stock Price of such Make-Whole Fundamental Change is between two Stock Prices listed in the table above under the column titled ‘Stock Price,’ or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title ‘Effective Date,’ then the Make-Whole Conversion Rate Adjustment for such Make-Whole Fundamental Change shall be determined by the Company by straight-line interpolation between the Make-Whole Conversion Rate Adjustment set forth for such higher and lower Stock Prices, or for such earlier and later Effective Dates based on a 365 day year, as applicable;

(ii) if the actual Stock Price of such Make-Whole Fundamental Change is greater than $70.00 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), or if the actual Stock Price of such Make-Whole Fundamental Change is less than $10.10 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), then the Make-Whole Conversion Rate Adjustment shall be equal to zero and this Section 1703 shall not require the Company to increase the Conversion Rate with respect to such Make-Whole Fundamental Change;

(iii) if an event occurs that requires, pursuant to this Article Seventeen (other than solely pursuant to this Section 1703), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled ‘Stock Price’ shall be deemed to be adjusted so that such Stock Price, at and after such time, shall be equal to the product of (1) such Stock Price as in effect immediately before such adjustment to such Stock Price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article Seventeen, immediately after such adjustment to the Conversion Rate;

(iv) [Reserved];

(v) each Make-Whole Conversion Rate Adjustment set forth in the table above shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 1704; and

(vi) in no event will the total number of shares of Class A Common Stock issuable upon conversion of the Notes exceed 99.0099 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 1704.

(b) As soon as practicable after the Company determines the anticipated Effective Date of any proposed Make-Whole Fundamental Change, but in any event at least thirty-five Business Days prior to such anticipated Effective Date, the Company shall mail to each Holder, the Trustee and the Conversion Agent written notice of, and shall issue a press release indicating, and publicly announce, through a public medium that is customary for such announcements, and publish on the Company’s website, the anticipated Effective Date of such proposed Make-Whole Fundamental Change. Each such press release notice, announcement and publication shall also state that in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Notes entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Notes must be surrendered in order to be entitled to such increase). No later than five Business Days after such Effective Date of each Make-Whole Fundamental Change, the Company shall mail to each Holder, the Trustee and the Conversion Agent written notice of, and shall issue a press release indicating, and publicly announce, through a public medium that is customary for such announcements, and publish on the Company’s website, such Effective Date and the amount by which the Conversion Rate has been so increased.

Nothing in this Section 1703 shall prevent an adjustment to the Conversion Rate pursuant to Section 1704 in respect of a Make-Whole Fundamental Change.

Upon surrender of Notes or conversion in connection with a Make-Whole Fundamental Change, the Company shall deliver, in lieu of shares of Class A Common Stock, including the additional shares, cash or a combination of cash and shares of Class A Common Stock as described in Section 1702. However, if the consideration for the Class A Common Stock in any Make-Whole Fundamental Change described in clause (d) of the definition of “Change of Control” is comprised entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation will be calculated based solely on the Stock Price for the transaction and will be deemed to be an amount equal to the Applicable Conversion Rate (including any adjustment as described in this Section 1703) multiplied by such Stock Price. In such event, the Conversion Obligation will be determined and paid to Holders in cash on the third Business Day following the Conversion Date.

Section 1704. Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company as follows, except the Company shall not make any adjustment to the Conversion Rate, other than an adjustment pursuant to Section 1703, if Holders of Notes may participate in any of the transactions described below as a result of holding the Notes on a basis equivalent to a holder of a number of shares of the Class A Common Stock equal to the principal amount of the Notes held divided by the Applicable Conversion Price without having to convert their Notes, and, in no event, including an adjustment pursuant to Section 1703, shall the Company adjust the Conversion Rate to the extent that the adjustment would reduce the Conversion Price below the par value per share of the Class A Common Stock:

(a) If the Company exclusively issues shares of Class A Common Stock as a dividend or distribution on shares of Class A Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x OS1

OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable

CR1 = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date

OS0 = the number of shares of Class A Common Stock outstanding immediately prior to such Ex-Dividend Date or effective date; and

OS1 = the number of shares of Class A Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made pursuant to this Section 1704(a) shall become effective immediately after (x) 5:00 p.m., New York City time, on the record date for such dividend or distribution or (y) the effective date of such share split or share combination. If any dividend or distribution described in this Section 1704(a) is declared but not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of Class A Common Stock any rights or warrants entitling them for a period of not more than sixty calendar days after the announcement date of such issuance to subscribe for or purchase shares of Class A Common Stock, at a price per share less than the average of the Last Reported Sale Prices of Class A Common Stock for the ten consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

CR1 = CR0 x     OS0 + X

     OS0 + Y

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1 = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0 = the number of shares of Class A Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X = the total number of shares of Class A Common Stock issuable pursuant to such rights or warrants; and

Y = the number of shares of Class A Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of Class A Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.

Any adjustment made pursuant to this Section 1704(b) shall become effective immediately after 5:00 p.m., New York City time, on the record date for such distribution. In the event that such rights or warrants described in this Section 1704(b) are not so distributed, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if the record date for such distribution had not occurred. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Class A Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of common stock actually delivered. In determining the aggregate price payable for such shares of common stock, there shall be taken into account any consideration received by the Company for such rights or warrants and the value of such consideration if other than cash to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Class A Common Stock, excluding

(i) dividends or distributions and rights or warrants described in Section 1704(a) and 1704(b) above;

(ii) dividends or distributions paid exclusively in cash; and

(iii) spin-offs to which the provisions set forth below in this Section 1704(c) shall apply,

then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x SP0
SP0 - FMV

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0 = the average of the Last Reported Sale Prices of Class A Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined by the Company’s Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of Class A Common Stock on the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 1704(c) where there has been a payment of a dividend or other distribution on Class A Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x FMV0 + MP0
MP0

where,

CR0 = the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1 = the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Class A Common Stock applicable to one share of Class A Common Stock over the first ten consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 = the average of the Last Reported Sale Prices of Class A Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph will occur at the close of business on the last day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references with respect to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Applicable Conversion Rate.

In the event that such dividend or distribution described in this Section 1704(c) is not so made, the Conversion Rate shall be readjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(d) If any cash dividend or distribution is made to all or substantially all holders of Class A Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x SP0
SP0 - C

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 = the Last Reported Sale Price of Class A Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C = the amount in cash per share the Company distributes to holders of Class A Common Stock.

Any adjustment made pursuant to this Section 1704(d) shall become effective immediately after the record date for such dividend or distribution. In the event that any distribution described in this Section 1704(d) is declared but not paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for Class A Common Stock, subject to the tender offer rules, to the extent that the cash and value of any other consideration included in the payment per share of Class A Common Stock exceeds the Last Reported Sale Price of Class A Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1 = the Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of Class A Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 = the number of shares of Class A Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the Last Reported Sale Prices of Class A Common Stock over the ten consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under the preceding paragraph will occur at the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within ten Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Applicable Conversion Rate.

If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected. In no event shall the Conversion Rate be decreased pursuant to this Section 1704(e).

(f) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of Class A Common Stock or any securities convertible into or exchangeable for shares of Class A Common Stock or the right to purchase shares of Class A Common Stock or such convertible or exchangeable securities. In addition, if the application of the foregoing formulas would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a reverse share split or share combination).

(g) Notwithstanding this Section 1704 or any other provision of this Indenture or the Notes, if any Conversion Rate adjustment becomes effective, or any Ex-Dividend Date for any issuance, dividend or distribution (relating to a required Conversion Rate adjustment) occurs, during the period beginning on, and including, the open of business on a Conversion Date and ending on, and including, (x) the close of business on the third Trading Day immediately following the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation solely in shares of Class A Common Stock) or (y) the close of business on the last Trading Day of a related Observation Period (in the case of any other Settlement Method), the Board of Directors shall make adjustments to the Conversion Rate and the amount of cash or number of shares of Class A Common Stock issuable upon conversion of the Notes, as the case may be, as is be necessary or appropriate to effect the intent of this Section 1704 and the other provisions of this Article Seventeen and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to this Section 1704(g) shall apply in lieu of the adjustment or other term that would otherwise be applicable.

(h) In addition to those required by clauses (a), (b), (c), (d) and (e) of this Section 1704, and to the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Class A Common Stock or rights to purchase Class A Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holder of each Note at its last address appearing on the Note Register provided for in Section 305(a) a notice of the increase at least fifteen days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) To the extent that the Company has a rights plan in effect upon conversion of the Notes into Class A Common Stock, Holders shall receive, in addition to any shares of Class A Common Stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Class A Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Class A Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights or warrants as described in Section 1704(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the Applicable Conversion Rate will not be adjusted:

(i) upon the issuance of any shares of Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Class A Common Stock under any plan;

(ii) upon the issuance of any shares of Class A Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any Subsidiaries of the Company;

(iii) upon the issuance of any shares of Class A Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued;

(iv) for a change in the par value of the Class A Common Stock; or

(v) for accrued and unpaid interest and Additional Interest, if any.

(k) Adjustments to the Applicable Conversion Rate will be calculated to the nearest 1/10,000th of a share.

(l) Notwithstanding the foregoing, the Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would result in a change of at least 1% to the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, within one year of the first such adjustment carried forward, upon a Fundamental Change or upon a Make-Whole Fundamental Change, and on each day beginning with the thirty-second Scheduled Trading Day and ending on and including the second Scheduled Trading Day prior to the Maturity Date.

(m) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at its last address appearing on the Note Register provided for in Section 305(a) of this Inden-

ture, within ten days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(n) For purposes of this Section 1704, the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock. The Company will not pay any dividend or make any distribution on shares of Class A Common Stock held in the treasury of the Company.

(o) Except as described in Section 1703 and Section 1704 above, the Company shall not adjust the Conversion Rate.

Section 1705. Shares to Be Fully Paid.

The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Class A Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.

Section 1706. Effect of Reclassification, Consolidation, Merger or Sale.

Upon the occurrence of (i) any recapitalization, reclassification or change of the Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination covered by Section 1704(a)), (ii) any consolidation, merger or combination involving the Company, (iii) any sale, lease or other transfer of all or substantially all of the consolidated assets and assets of the Company and its Subsidiaries to any other Person or (iv) any statutory share exchange, in each case as a result of which the Class A Common Stock would be converted into or exchanged for stock, other securities, other property or assets (including cash or any combination thereof) (any such event a “Merger Event”), then:

(a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Article Nine providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Seventeen. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for Repurchase.

In the event the Company shall execute a supplemental indenture pursuant to this Section 1706, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register provided for in this Indenture, within twenty days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(b) Notwithstanding the provisions of Section 1702(b), and subject to the provisions of Section 1701 and Section 1703, at and after the effective time of such Merger Event, (i) the right to convert each $1,000 principal amount of Notes into cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock at the Company’s election as set forth in Section 1702 will be changed to a right to convert such Note into cash, the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Class A Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) or a combination of cash and Reference Property at the Company’s election and (ii) the related Conversion Obligation shall be settled as set forth under clause (c) below, it being understood and agreed that for purposes of Section 1701(b), references therein to “the Last Reported Sale Price of the Class A Common Stock” shall be deemed at and after the effective time of such Merger Event to be references to “the Last Reported Sale Price of a unit of Reference Property comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Class A Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration.” The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 1706. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock, as applicable, as set forth in Section 1701 and Section 1702 prior to the effective date of such Merger Event.

(c) With respect to each $1,000 principal amount of Notes surrendered for conversion after the effective date of any such Merger Event, the Company’s Conversion Obligation shall be settled in cash or units of Reference Property, at the Company’s election, in accordance with Section 1702(b) as follows:

(i)(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by delivering solely Reference Property, the Company shall deliver to the converting Holder a number of units of Reference Property (each such unit comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Class A Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration) equal to (1) the aggregate principal amount of Notes to be converted, divided by $1,000, multiplied by (2) the Applicable Conversion Rate; (B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by paying solely cash, the Company shall pay to the converting Holder cash in an amount, per $1,000 principal amount of Notes equal to the sum of the Daily Conversion Values for each of the thirty consecutive Trading Days during the related Observation Period, such Daily Conversion Values determined as if the reference to “the Daily VWAP of the Class A Common Stock” in definition thereof were instead a reference to “the Daily VWAP of a unit of Reference Property comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Class A Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration”; and (C) if the Company elects to satisfy its Conversion Obligation through delivery of a combination of cash and Reference Property, the Company shall deliver in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the thirty consecutive Trading Days during the Observation Period for such

Note, such Daily Settlement Values determined as if the reference to “the Daily VWAP of the Class A Common Stock” in the definition of Daily Conversion Value and was instead a reference to “the Daily VWAP of a unit of Reference Property comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Class A Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration.”

(ii) The Company will deliver the cash in lieu of fractional units of Reference Property as set forth pursuant to Section 1706(c)(i)) (provided that the amount of such cash shall be determined as if references in such Section to “the Last Reported Sale Price of the Class A Common Stock” were instead a reference to “the Last Reported Sale Price of a unit of Reference Property composed of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Class A Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration”).

(iii) The Daily Settlement Amounts (if applicable) and Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period.

(iv) For purposes of this Section 1706, the “Weighted Average Consideration” shall mean the weighted average of the types and amounts of consideration received by the holders of the Class A Common Stock entitled to receive cash, securities or other property or assets with respect to or in exchange for such Class A Common Stock in any Merger Event who affirmatively make such an election.

(v) The Company shall notify the Holders of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

Section 1707. Certain Covenants.

(a) The Company covenants that all shares of Class A Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company covenants that, if any shares of Class A Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Class A Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Class A Common Stock shall be so listed on such exchange or automated quotation system, any Class A Common Stock issuable upon conversion of the Notes.

Section 1708. Responsibility of Trustee.

The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Class A Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Class A Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article Seventeen. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 1706 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 1706 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 603, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 1701(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 1701(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 1701(b).

Section 1709. Notice to Holders Prior to Certain Actions.

In case:

(a) the Company shall declare a dividend (or any other distribution) on its Class A Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 1704;

(b) the Company shall authorize the granting to all of the holders of its Class A Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants;

(c) of any reclassification of the Class A Common Stock of the Company (other than a subdivision or combination of its outstanding Class A Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause to be filed with the Trustee and to be mailed to each Holder at its address appearing on the Note Register, provided for in Section 305(a) of this Indenture, as promptly as possible but in any event at least twenty days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 1710. Stockholder Rights Plans.

To the extent that the Company has a stockholder rights plan or other “poison pill” in effect upon conversion of the Notes, each share of Class A Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Class A Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan or poison pill, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Class A Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the Holders of the Notes would not be entitled to receive any rights in respect of Class A Common Stock, if any, issuable upon conversion of the Notes, the Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Class A Common Stock, shares of Capital Stock of the Company, evidence of indebtedness or assets as provided in Section 1704(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 1711. Exchange in Lieu of Conversion.

(a) When a Holder surrenders its Notes for conversion, the Company may, at its election, direct the Conversion Agent to surrender, on or prior to the second Business Day following the relevant Conversion Date, such Notes to a financial institution designated by the Company (the “Designated Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion for exchange in lieu of conversion, the Designated Institution must agree to timely deliver, in exchange for such Notes, the shares of Common stock and/or cash that would otherwise be due upon conversion as described in Section 1702 above and in respect of which the Company has notified to converting Holders. If the Company makes the election described above, the Company shall, by the close of business on the second Business Day following the relevant Conversion Date as part of its Settlement Notice, notify the Holder surrendering its Notes for conversion that it has made such election. In addition, the Company shall concurrently notify the Designated Institution of the Settlement Method (and, if applicable, the Specified Dollar Amount) that Company has elected with respect to such conversion and the relevant deadline for delivery of the consideration due upon conversion. Any Notes exchanged by the Designated Institution will remain Outstanding.

(b) the Designated Institution agrees to accept any Notes for exchange but does not timely deliver the related consideration due upon conversion to the Conversion Agent, or if the Designated Institution does not accept such Notes for exchange, the Company shall, within the time period specified in Section 1702, convert such Notes into cash and/or shares of Class A Common Stock, as applicable in accordance with the provisions of Section 1702.

(c) For the avoidance of doubt, in no event will the Company’s designation of a Designated Institution pursuant to this Section 1711 require the Designated Institution to accept any Notes for exchange.

Section 1712. Calculations.

Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Notes and this Indenture. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Class A Common Stock, accrued interest, including Additional Interest, payable on the Notes and the Conversion Rate of the Notes. The Company shall make all of these calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of these calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder.

ARTICLE III

MISCELLANEOUS

Section 3.01 Independence of Covenants. All covenants and agreements in this First Supplemental Indenture shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 3.02 Schedules and Exhibits. All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 3.03 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.

Section 3.04 Ratification. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this First Supplemental Indenture.

Section 3.05 Construction. As used in this First Supplemental Indenture, unless otherwise stated or unless context otherwise implies, the terms “herein,” “hereof,” “this Indenture” and “the Indenture” when used to refer to a document reference are intended to refer to the Base Indenture together with this First Supplemental Indenture.

Section 3.06 Choice of Law. This Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

Section 3.07 Effectiveness. The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

SONIC AUTOMOTIVE, INC.

By:	/s/ David P. Cosper
Name: David P. Cosper Title: Vice Chairman and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name: Richard Prokosch Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[Legend if Note is a Global Note]

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 305 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO SONIC AUTOMOTIVE, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SONIC AUTOMOTIVE, INC.

Form of 5.0% Convertible Senior Notes due 2029

(the “Notes”)

No.	$

CUSIP No.

Sonic Automotive, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                                                                                                        United States Dollars (which amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $172,500,000 in aggregate at any time) by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary) on October 1, 2029, and interest thereon as set forth below and Additional Interest in the manner, at the rates and to the Persons set forth in the Indenture.

This Note shall bear interest at the rate of 5.0% per year (subject to increase pursuant to Section 502 of the Indenture) from September 23, 2009, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until October 1, 2029. Interest is payable semi–annually in arrears on each April 1 and October 1, commencing April 1, 2010, to Holders of record at the close of business on the preceding March 15 and September 15 (whether or not such day is a Business Day), respectively.

Payment of the principal of and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on this Note shall be made at the office or agency of the Company maintained for that purpose, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, interest, including Additional Interest, if any, may be paid by check mailed to such Holder’s address as it appears in the Note Register; provided further, however, that, with respect to any Holder with an aggregate principal amount in excess of $5,000,000, at the application of such Holder in writing to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, accrued and unpaid interest and Additional Interest, if any, on such Holder’s Notes shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States, which application shall remain in effect until the Holder notifies the Trustee and Paying Agent to the contrary; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Class A Common Stock of the Company or a combination of cash and shares of Class A Common Stock, as applicable, at the Company’s election, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

SONIC AUTOMOTIVE, INC.

By:
Name:
Title:

Dated: , 2009

TRUSTEE’S CERTIFICATE OF AUTHENTICATION U.S. BANK NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes described in the within–named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

SONIC AUTOMOTIVE, INC.

5.0% Convertible Senior Notes due 2029

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.0% Convertible Senior Notes due 2029 (herein called the “Notes”), initially limited to the aggregate principal amount of $172,500,000, all issued or to be issued under and pursuant to an Indenture dated as of September 23, 2009 (herein called the “Base Indenture”), among the Company, the guarantors named therein and U.S. Bank National Association (herein called the “Trustee”) as supplemented by that First Supplemental Indenture, dated as of September 23, 2009, between the Company and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to which the Indenture, and all indentures supplemental thereto and applicable to the Notes, reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and interest, including Additional Interest, if any, on all Notes may be declared, by either the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration delivered to the Company (and to the Trustee if given by Holders) shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the Purchase Price, the Redemption Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and accrued and unpaid interest, and Additional Interest, if any, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

No sinking fund is provided for the Notes. The Company may not redeem the Notes prior to October 1, 2014. On or after October 1, 2014, and prior to the Maturity Date, the Company may redeem for cash all or part of the Notes at 100% of the principal amount of the Notes to be redeemed, plus accrued but unpaid interest, including any Additional Interest, to but excluding the Redemption Date.

Holders of Notes have the right to require the Company to purchase Notes on each of October 1, 2014, October 1, 2019 and October 1, 2024 for cash at a Purchase Price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, including any Additional Interest, to, but excluding, the applicable Purchase Date.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price; provided, however, no Notes may be repurchased at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock, as applicable at the Company’s election, at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT
Custodian
(Cust)
TEN ENT – as tenants by the entireties
(Minor)
JT TEN – as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act		(State)

Additional abbreviations may also be used

though not in the above list.

SCHEDULE A

SONIC AUTOMOTIVE, INC.

5.0% Convertible Senior Notes due 2029

The initial principal amount of this Global Note is $172,500,000. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

EXHIBIT B

[FORM OF NOTICE OF CONVERSION]

To: SONIC AUTOMOTIVE, INC.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any shares of Class A Common Stock issuable and deliverable upon such conversion, together with any cash comprising the Daily Conversion Values or a portion of the Daily Settlement Amounts for each of the thirty Trading Days during the Observation Period and for any fractional shares, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Class A Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad–15 if shares of Class A Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered Holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered Holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

EXHIBIT C

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: SONIC AUTOMOTIVE, INC.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Sonic Automotive, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered Holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever

EXHIBIT D

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad–15 Notes are to be delivered, other than to and in the name of the registered Holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.